Exhibit 99.1
Boston Scientific Announces Agreement to Acquire Axonics, Inc.

Acquisition to expand urology portfolio with differentiated technologies to treat urinary and bowel dysfunction

MARLBOROUGH, Mass., Jan. 8, 2024 – Boston Scientific Corporation (NYSE: BSX) today announced it has entered into a definitive agreement to acquire Axonics, Inc. (Nasdaq: AXNX), a publicly traded medical technology company primarily focused on the development and commercialization of differentiated devices to treat urinary and bowel dysfunction. The purchase price is $71 in cash per share, reflecting an equity value of approximately $3.7 billion and an enterprise value of approximately $3.4 billion.1

In the United States, it is estimated that nearly 30 million adults ages 40 and older have bothersome symptoms of overactive bladder (OAB) and 19 million adults have fecal incontinence.2,3 These conditions can have a significant impact on quality of life, mental health, sleep, productivity and social activities.4

The Axonics product portfolio includes the Axonics R20™ and the Axonics F15™ Systems used to deliver sacral neuromodulation (SNM) therapy. SNM therapy is a minimally invasive procedure used in the treatment of OAB and fecal incontinence. It works by delivering mild electrical pulses to the sacral nerve to restore communication between the brain and the bladder. In clinical studies, Axonics Therapy has demonstrated meaningful improvement in patients’ quality of life in follow-up out to two years, with no serious device-related adverse events reported.5,6

“We are excited to add Axonics technologies to the Boston Scientific portfolio, a combination that we expect will further strengthen our ability to serve urologists who are treating patients living with these often-chronic conditions,” said Meghan Scanlon, senior vice president and president, Urology, Boston Scientific. “This acquisition also enables our entry into sacral neuromodulation, a high-growth adjacency with opportunities to expand access to care for patients.”

In January 2023, Axonics received U.S. Food and Drug Administration (FDA) approval for its fourth-generation Axonics R20 neurostimulator, a rechargeable SNM device with a battery life of 20 or more years. The company’s portfolio also includes Bulkamid® Urethral Bulking System for the treatment of female stress urinary incontinence.

Boston Scientific expects to complete the transaction in the first half of 2024, subject to customary closing conditions. Axonics expects to deliver net revenue of approximately $366 million in 2023, representing 34% growth over the prior fiscal year.7 Axonics’ revenue growth profile is anticipated to be highly accretive to the Boston Scientific Urology business in 2024. The impact to Boston Scientific adjusted earnings per share is expected to be immaterial in 2024 and accretive thereafter. The impact to GAAP earnings per share is expected to be less accretive, or more dilutive, due to amortization expense and acquisition-related net charges.

Additional information about this transaction is available on the Events and Presentations section of the Boston Scientific investor relations website.

Exhibit 99.1
About Boston Scientific
Boston Scientific transforms lives through innovative medical technologies that improve the health of patients around the world. As a global medical technology leader for more than 40 years, we advance science for life by providing a broad range of high-performance solutions that address unmet patient needs and reduce the cost of healthcare. Our portfolio of devices and therapies helps physicians diagnose and treat complex cardiovascular, respiratory, digestive, oncological, neurological and urological diseases and conditions. For more information, visit www.bostonscientific.com and connect on Twitter and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding the financial and business impact of the transaction and anticipated benefits of the transaction, the closing of the transaction and the timing thereof, business plans and strategy, product launches and product performance and impact. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by extreme weather or other climate change-related events; labor shortages and increases in labor costs; new product introductions; expected procedural volumes; demographic trends; the closing and integration of acquisitions, including our ability to achieve the anticipated benefits of the proposed transaction and successfully integrate Axonics’ operations; business disruptions (including disruptions in relationships with employees, customers or suppliers) following the announcement and/or closing of the proposed transaction; intellectual property rights; litigation; financial market conditions; the execution and effect of our business strategy, including cost savings and growth initiatives; future business decisions made by us and our competitors; the conditions to the completion of the proposed transaction, including the receipt of the required regulatory approvals and clearances, may not be satisfied at all or in a timely manner; and the closing of the proposed transaction may not occur or may be delayed. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Exhibit 99.1
Preliminary Financial Information
This press release includes expected 2023 net revenue for Axonics, Inc., which is preliminary and unaudited. Axonics, Inc.’s financial closing procedures for full year 2023 are not yet complete and, as a result, actual net revenue for full year 2023 may change as a result of its financial closing procedures.

CONTACTS:

Kirsten Lesak-Greenberg
Media Relations
(763) 300-9254
kirsten.lesak-greenberg@bsci.com

Lauren Tengler
Investor Relations
(508) 683-4479
BSXInvestorRelations@bsci.com

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1 Equity value based on total fully diluted share count of approximately 51.7 million shares; Enterprise value is equal to Equity value minus net cash and short-term investments of approximately $0.3 billion as of September 30, 2023.
2 Coyne, et al. “National community prevalence of overactive bladder in the United States stratified by sex and age.” Urology. Volume 77, Issue 5, P1081-1087, MAY 2011. DOI:https://doi.org/10.1016/j.urology.2010.08.039
3 Ditah, Ivo et al. “Prevalence, trends, and risk factors for fecal incontinence in United States adults.” Clin Gastroenterol Hepatol. 2014 Apr.
4 Reynolds, et al. “The Burden of Overactive Bladder on US Public Health.” Curr Bladder Dysfunct Rep, Mar 2016.
5 Pezzella A, McCrery R, Lane F, Benson K, Taylor C, Padron O, Blok B, de Wachter S, Gruenenfelder J, Pakzad M, Perrouin-Verbe MA, van Kerrebroeck P, Mangel J, Peters K, Kennelly M, Shapiro A, Lee U, Comiter C, Mueller M, Goldman HB. Two-year outcomes of the ARTISAN-SNM study for the treatment of urinary urgency incontinence using the Axonics rechargeable sacral neuromodulation system. Neurourol Urodyn. 2021 Feb;40(2):714-721. doi: 10.1002/nau.24615. Epub 2021 Jan 28. PMID: 33508155; PMCID: PMC7986436.
6 Blok B, Van Kerrebroeck P, de Wachter S, et al. Two-year safety and efficacy outcomes for the treatment of overactive bladder using a long-lived rechargeable sacral neuromodulation system. Neurourology and Urodynamics. 2020; 39: 1108–1114. https://doi.org/10.1002/nau.24317.
7 Axonics, Inc. (2024). Axonics Reports Preliminary 4Q23 and Fiscal Year 2023 Revenue. https://ir.axonics.com/news-releases.